UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 1, 2007

IOMEGA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware 1-12333 86-0385884
(State or Other Jurisdiction (Commission (IRS Employer
of Incorporation) File Number) Identification No.)

10955 Vista Sorrento Parkway, San Diego, CA 92130
(Address of Principal Executive Offices) (Zip Code)

(858) 314-7000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.02. Results of Operations and Financial Condition

On February 1, 2007, Iomega Corporation announced its financial results for the quarter ended December 31, 2006 in a press release entitled, “Iomega Reports Fourth Quarter Financial Results”. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

We use in the attached press release certain non-GAAP financial measures, including non-GAAP, adjusted pre-tax profit from continuing operations. As used herein, “GAAP” refers to accounting principles generally accepted in the United States. These non-GAAP financial measures exclude restructuring and other unusual charges from the directly comparable GAAP measures. As required by Regulation G, the press release contains a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures. We believe the non-GAAP measures are useful to investors because they provide an alternative method for measuring the operating performance of our business, excluding certain unusual items that would normally be included in the most directly comparable GAAP financial measure. Our management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating our operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by us may not be comparable to similarly titled items reported by other companies.

Specifically, the attached press release considers Iomega’s performance on a non-GAAP basis by excluding the following items related to fourth quarter 2006, third quarter 2006, and fourth quarter 2005 financial performance. The Company considers evaluation of Iomega’s performance net of these items to be meaningful and important to shareholders because this is a time of transition for Iomega; the Company desires that shareholders be able to readily see how Iomega may operate profitability notwithstanding certain significant expenses, which we do not expect to continue to recur over the long term. Hence, we have included a description of our non-GAAP performance when excluding the following items:

1. Pre-tax, restructuring benefits in fourth quarter 2006 of $0.8 million associated with adjustments of lease cancellation costs for facilities previously vacated and severance and benefits (these adjustments were based upon more current information); pre-tax, restructuring benefits in third quarter 2006 of $0.2 million associated with adjustments of severance and benefits, lease cancellation costs for facilities previously vacated and miscellaneous contracts (these adjustments were based upon more current information); and pre-tax, restructuring charges of $0.8 million in fourth quarter 2005 associated with severance and benefits associated with transitional employees from the third quarter 2005 restructuring. The Company believes that the benefits and charges related to these restructuring activities are not indicative of the Company’s normal operating costs. Although the Company has incurred restructuring charges and benefits related to adjustments in the past related to prior headcount reductions, vacated facilities and miscellaneous contracts, we consider it important that the investors consider ongoing operating expenses and estimated pre-tax profit/losses excluding this non-operating expense.

2. Non-cash, pre-tax goodwill impairment charges of $0.8 million associated with the Zip® product line in fourth quarter 2006 compared and $2.5 million in third quarter 2006. These charges are expected to cease after the first half of 2007, and are not expected to be a normal, recurring charge on another Iomega product thereafter.

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3. A pre-tax gain of $1.1 million recognized in third quarter 2006 in other income and expenses as a result of dissolving an inactive European subsidiary, in which operations ceased in 1999. This subsidiary is now fully dissolved and we do not anticipate similar benefits in the future.

The information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits. The exhibit listed on the Exhibit Index is filed as a part of this Current Report on Form 8-K and is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 1, 2007

IOMEGA CORPORATION
(Registrant)

By: /s/ Preston Romm
Preston Romm
Vice President of Finance and Chief
Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued on February 1, 2007 announcing Iomega Corporation’s fourth quarter 2006 financial results and entitled, “Iomega Reports Fourth Quarter Financial Results”.

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